UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2015

IXIA
(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California		91302
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 818.871.1800
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 1, 2015, Ixia (the “Company”) held its 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”). Set forth below is a brief description of each matter voted upon at the 2015 Annual Meeting, and the voting results with respect to each such matter.
1.A proposal to re-elect the following five directors to serve for a one-year term:

Director	Votes For	Votes Withheld	Broker Non-Votes
Laurent Asscher	50,412,413	16,228,533	5,520,929
Jonathan Fram	49,574,662	17,066,284	5,520,929
Errol Ginsberg	59,929,234	6,711,712	5,520,929
Gail Hamilton	49,684,789	16,956,157	5,520,929
Bethany Mayer	65,043,346	1,597,600	5,520,929

2.A proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
63,011,909	3,400,998	228,039	5,520,929

3.A proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015:

Votes For	Votes Against	Abstentions	Broker Non-Votes
71,222,819	917,546	21,510	0

Pursuant to the foregoing votes, at the 2015 Annual Meeting, the Company’s shareholders (i) re-elected each of Messrs. Asscher, Fram and Ginsberg and Mses. Hamilton and Mayer to serve as directors until the Company’s 2016 Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their earlier resignation, removal, or death; (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers; and (iii) ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Dated:	June 5, 2015	By:	/s/ Matthew S. Alexander
Matthew S. Alexander
Senior Vice President, General Counsel,
and Corporate Secretary